SHAREHOLDER SERVICES AGREEMENT


     THIS SHAREHOLDER SERVICES AGREEMENT is made and entered into as of ______________, 2005 by and between AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), ONEAMERICA SECURITIES, INC., and ALLIANCE GLOBAL INVESTOR SERVICES, INC. ("AGIS").

     WHEREAS, the Company has been retained by the sponsor of a qualified employee benefit plan or plans (the "Plan" or "Plans"), to provide recordkeeping and related administrative services on behalf of such Plans and the participants under such Plans (the "Participants"), including daily valuation and processing of orders for investment and reinvestment of assets in the various investment options available under the Plans; and

     WHEREAS, the Company may make available as investment options under such Plans, one or more of the funds identified in Attachment A attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by one of the Funds; and

     WHEREAS, on the terms and conditions hereinafter set forth, the parties desire to make shares of the Funds available as investment options under the Plans and to retain the Company to perform certain administrative services on behalf of the Funds, and the Company is willing and able to furnish such services;

     NOW THEREFORE, the Company and AGIS agree as follows:

     1. Transactions in the Funds. Subject to the terms and conditions of this Agreement, AGIS or its affiliate will make shares of the Funds available to be purchased, exchanged, or redeemed, by or on behalf of the Plan or Plans through a single account per Plan for each Fund (the "Accounts") at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to correspond with investment instructions received by the Company from the Participants. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

     2. Administrative Services. The Company agrees to provide all administrative services for the Plan and Plan Participants, including but not limited to those specified in Attachment B (the "Administrative Services"). AGIS shall not be required to provide Administrative Services for the benefit of the Plans or Plan Participants. The Company's representatives shall not make any statements that indicate otherwise to Participants or representatives of any Plan. The Company agrees that it will maintain and preserve all records as required by law or its agreement with the Plan sponsors to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the provision of the Administrative Services. The Company will permit AGIS or its representative to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Administrative Services.

     3. Processing and Timing of Transactions.

     (a) AGIS hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption orders for Fund shares from the Plans and/or Participants, as applicable. On each day the New York Stock Exchange (the "Exchange") is open for business (each a "Business Day"), the Company may receive instructions from the Plans and/or Participants for the purchase or redemption of shares of the Funds ("Orders"). Subject to the right of the Funds to reject any purchase Orders, Orders received by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day and transmitted to AGIS by 8:30 a.m. Eastern time the next Business Day will be executed by AGIS at the net asset value determined as of the Close of Trading on the Business Day the order was received by the Company. Any Orders received by the Company on such day but after the Close of Trading, and all Orders that are transmitted to AGIS after 8:30 a.m. Eastern time on the next Business Day, will be executed by AGIS at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The Company hereby represents and warrants that it has adopted and implemented internal controls reasonably designed to prevent Orders received after the Close of Trading on any Business Day from being submitted to AGIS as or with Orders received prior to the Close of Trading on such Business Day. The day on which an Order is executed by AGIS pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date."

     (b) By 7:00 p.m. Eastern time on each Business Day, AGIS will provide to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset values, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

     (c) By 8:30 a.m. Eastern time on the Business Day following the receipt of Orders, the Company will provide to AGIS via facsimile or other electronic transmission acceptable to AGIS a report indicating the aggregate Orders received by the Company from Participants in each Plan by the Close of Trading of such Business Day.

     (d)  Upon the timely  receipt  from the Company of the report  described in
          (c) above, AGIS will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as of the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. Payments for net purchase and net redemption orders shall be made by wire transfer by the Plan (for net purchases) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date.

     (e) AGIS will endeavor to provide advance notice to the Company of any dividends or capital gains distributions.

     4. Account Information. AGIS shall provide to the Company:

     (a) daily confirmations of Account activity mailed within two Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account.

     (b) quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter.

     (c) such other reports as may be reasonably requested by the Company. In addition, the Company will have on-line remote access to Account information in order to confirm transactions on a daily basis.

     5. Prospectus and Proxy Materials.

     (a) AGIS shall provide to the shareholder of record on behalf of the Plans copies of the proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Funds' shareholders. In addition, AGIS or its affiliates shall provide the Company with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this
          Agreement, together with such additional copies of the Funds' prospectuses as may be reasonably requested by the Company. If a Plan provides for pass-through voting by its Participants, or if the Company determines that pass-through voting is required by law, AGIS will provide the Company with a sufficient quantity of proxy materials for each Participant.

     (b) The cost of preparing, printing and shipping of the prospectuses, proxy materials, periodic fund reports and other materials of the Funds to the Company shall be paid by AGIS or its agent; provided, however, that if at any time AGIS or its agent reasonably deems the usage by the Company or a Plan of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what it deems reasonable, request that the Company or the Plan, as the case may be, demonstrate the reasonableness of such usage. If AGIS believes the reasonableness of such usage has not been adequately demonstrated, it may request that the party responsible for such excess usage pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Company or the Plan, as the case may be, agrees to make such payments, AGIS may refuse to supply additional materials and this section shall not be interpreted as requiring delivery by AGIS of any copies in excess of the number of copies required by law.

     (c) The cost of any distribution of prospectuses, proxy materials, periodic fund reports and other materials of the Funds to the Plan or its Participants shall be paid by either the Company, the Plan, or the Plan sponsor, as determined by the Company's agreement with the Plan, and shall not be the responsibility of AGIS.


     6. Compensation and Expenses.

     (a) The Company, the trustee or other designee of a Plan shall be the sole shareholder of Fund shares purchased for the Plan pursuant to this Agreement (the "Record Owner"). The Record Owner shall properly complete any applications or other forms required by AGIS.

     (b) AGIS acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Plan rather than having each Participant as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, AGIS will pay the Company a fee (the "Administrative Services Fee") equal to the applicable per annum amount per Fund specified in Attachment A hereto.

     (c)  It is agreed that the Administrative  Services Fee provided under this
          Section 6 shall be payable by AGIS in its capacity as the shareholder servicing agent of the Fund out of its shareholder servicing fee. The parties agree that the payments by AGIS to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (d) The Company will calculate the amount of the payment to be made pursuant to this Section 6 at the end of each calendar quarter and will send a statement to AGIS showing the calculation of the amounts to be paid by AGIS for the relevant month and such other supporting data as may be reasonably requested by AGIS, including the information specified in Attachment C. Upon verification of the amounts owed by AGIS pursuant to this Agreement, AGIS shall make payment to the Company within 30 days thereafter. The payment shall be made to the Company's broker-dealer affiliate, OneAmerica Securities, Inc. The check for payment should be mailed to:

                                    ____________________________
                                    ____________________________
                                    ___________________________
                                    Att:  ________________________
                                    ____________________________

     (e) Notwithstanding the foregoing, AGIS shall not pay a fee to the Company under this Agreement if the Company or any other party is receiving payment for similar administrative and shareholder services with respect to the same assets.


     7. Representations.

     (a) The Company represents that it is authorized under an agreement with each Plan to implement the investment of Plan assets in the name of the Plan in shares of the Funds as directed by Participants, and to provide the Administrative Services for such Plan consistent with the terms of this Agreement, and that it has full power and authority to enter into and perform this Agreement. The Company also hereby represents that it will promptly notify AGIS in the event that the Company is for any reason unable to perform any of its obligations under this Agreement. Further, the Company represents that any Order transmitted to AGIS under this Agreement relates to a qualified defined contribution employee group benefit plan. The Company represents and warrants that the Administrative Services Fees payable under this Agreement and received by the Company are for administrative and recordkeeping services only and not for the costs of distribution.


     (b) AGIS represents that it has full power and authority to enter into and perform this Agreement. AGIS also hereby represents that it will promptly notify the Company in the event that AGIS is for any reason unable to perform any of its obligations under this Agreement.

     8. Additional Covenants and Agreements.

     (a) The Company shall comply with all applicable federal and state securities, insurance and tax laws applicable to the activities of the Company contemplated by this Agreement.

     (b) The Company shall not, without the written consent of AGIS, make representations concerning the shares of the Funds except those contained in the then current prospectus and in current printed sales literature of the Funds approved by AGIS.

     (c) AGIS shall comply with all laws, rules and regulations applicable to it as a result of the transactions contemplated by this Agreement.

     (d) AGIS may hereafter, from time to time, add new Funds to the list of AllianceBernstein Funds included in Attachment A, or revise the list to reflect Fund name changes, by giving written notice to the Company.

     9. Use of Names. Except as otherwise expressly provided for in this Agreement, neither AGIS nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, which consent may not be unreasonably withheld. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Funds or AGIS, or any variation of any such trademarks, trade names, service marks or logos, without the prior consent of AGIS, which consent may not be unreasonably withheld.

     10. Proxy Voting. If the Company or its nominee is the shareholder of record for any Plan, the Company shall vote (or shall cause its nominee to vote) all shares owned on behalf of such Plan. If the Company or its nominee is not the shareholder of record and the Plan does not pass through voting rights to Participants, the Company shall use its best efforts to obtain an agreement of the Plan trustee or other representative to vote all shares owned on behalf of the Plan. If the Company or its nominee is not the shareholder of record and the Plan does pass through voting rights to Participants, the Company shall use its best efforts to obtain the agreement of the Plan trustee or other representative to vote the shares of the Fund for which no voting instructions are received from Participants in the same proportion as shares for which such instructions have been received. AGIS shall not oppose or interfere with the solicitation of proxies from the beneficial owners of the Funds' shares held by or through the Plan.

     11. Limitation of Liability.

     (a) Notwithstanding anything contained herein to the contrary, AGIS agrees that it is responsible with respect to any liability (excluding consequential damages) to which the Company shall be subjected as a result of AGIS' action or failure to act in the performance of its duties hereunder including liability arising from (i) the Company's compliance with any written direction given in accordance with this Agreement by AGIS, (ii) the Company's reliance on any written information provided pursuant to this Agreement by AGIS, or (iii) the Company's failure to act resulting from the failure of AGIS to provide necessary information or directions on a timely basis as requested by the Company.

     (b) The Company agrees that it is responsible with respect to any liability or claim of liability (excluding consequential damages) to which AGIS shall be subjected as a result of the Company's action or failure to act in the performance of its duties hereunder.

     (c) Notwithstanding (a) or (b) above, neither the Company nor AGIS shall be responsible with respect to any liability arising from acts or omissions by the Funds, their transfer agent or any fiduciary or Plan sponsors.

     12. Termination; Withdrawal of Offering. Any party may terminate this Agreement with respect to such party upon 90 days' prior written notice to the other parties; provided, however, that each Fund reserves the right, without prior notice, to suspend sales of shares of any Fund, in whole or in part, or to make a limited offering of shares of any of the Funds in the event that (A) any regulatory body commences formal proceedings against AGIS, any of the Funds or the Company, which proceedings AGIS believes will have a material adverse impact on the ability of AGIS or the Company to perform its obligations under this Agreement or (B) in the judgment of AGIS, declining to accept any additional instructions for the purchase or sale of shares of any such Fund is warranted by market, economic or political conditions. Notwithstanding the foregoing, this Agreement may be terminated immediately upon (i) termination by the trustee or other Plan representative of the Company's right to provide Administrative Services to the Plan and the actual cessation by the Company of providing such services, or (ii) a good faith determination by AGIS that shares of any of the Funds are not being offered in conformity with the terms of this Agreement, the then current prospectus or applicable law, or (iii) any other breach by a party, which breach is not cured within 30 days after notice from the other party. Termination of this Agreement shall not affect the obligations of the parties to make payments under Section 3 for Orders received by AGIS prior to such termination and shall not affect the Funds' obligation to maintain the Accounts in the name of any Plan or any successor trustee or recordkeeper for such Plan. Following termination, AGIS shall not have any Administrative Services payment obligation to the Company.

     13. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     14. Survival. The provisions of Section 9 (use of names) and Section 11 (limitation of liability) of this Agreement shall survive termination of this Agreement.

     15. Confidentiality. AGIS and the Company agree to keep confidential all proprietary data software, processes, information and documentation related to this Agreement, except as may be necessary to perform under this Agreement or as otherwise may be agreed to from time to time by the parties.

     16. Amendment. Neither this Agreement nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto. Notwithstanding the previous sentence, AGIS may update the list of Funds available under the Agreement by giving written notice to the Company without the need for the signature of the Company.

     17. Notices. All notices and other communication hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

                  To the Company:

                                    ___________________________
                                    ___________________________
                                    ___________________________
                                    Attn:  ______________________
                                    ___________________________






To AGIS:

                                    ALLIANCE GLOBAL INVESTOR SERVICES, INC.
                                    1345 Avenue of the Americas
                                    32nd Floor
                                    New York, NY 10105
                                    Attn:  Daniel A. Notto
                                    (212) 969-2290 (telecopy number)

     Any notice, demand or other communication given in a manner prescribed in this Section 17 shall be deemed to have been delivered on receipt.

     18. Successors and Assigns. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     20. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     21. Entire Agreement. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

     22. No Presumption. This Agreement was drafted by one party as an accommodation to the other and therefore no presumption shall apply to construe the agreement against that party.

     23. Market Timing. The Company agrees that it will take any and all actions reasonably necessary to ensure the compliance of each Plan and each Participant in a Plan with the Fund's policies prohibiting "market timing", as from time to time provided to the Company by AGIS. In the event that it should come to the Company's attention that any Plan or any Participant in a Plan is engaging in a pattern of purchases, redemptions and/or exchanges of shares of a Fund that may evidence "market timing," the Company shall notify AGIS of such pattern. The Company agrees to cooperate fully with AGIS for the purpose of preventing "market timing," and will upon request furnish to AGIS such information as AGIS may consider necessary or desirable to review the possible existence and extent of "market timing" by any Plan or Participant. The Company will take any and all such actions as AGIS may reasonably request in order to terminate any pattern of trading that AGIS considers to be "market timing," including, without limitation, refusing the Orders of any Plan or Participant to purchase or exchange shares of the Funds.








     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

  American United Life Insurance Co.                 Alliance Global Investor Services, Inc.


  By:                                                By:
  Name:__________________________                    Name: Mark R. Manley
  Title:___________________________                  Title: Secretary



  OneAmerica Securities, Inc.


  By:
  Name:__________________________
  Title:___________________________


                                  Attachment A

                        AllianceBernstein Funds Available

                     American United Life Insurance Company



NAME OF FUND                                                                           Share Class   CUSIP/ISIN           TICKER

AllianceBernstein Balanced Shares, Inc.                                                       R      018525600            CBSRX
AllianceBernstein Blended Style Series
  -     U.S. Large Cap Portfolio                                                              R      01879T607            ABBRX
AllianceBernstein Bond Fund, Inc.
-        AllianceBernstein Corporate Bond Portfolio                                           R      018528661            CBFRX
-        AllianceBernstein Quality Bond Portfolio                                             R      018528653            ABQRX
-        AllianceBernstein U.S. Government Portfolio                                          R      018528679            ABURX
AllianceBernstein Cap Fund, Inc.
   -    AllianceBernstein Small Cap Growth Portfolio                                          R      01877E602            QUARX
AllianceBernstein Exchange Reserves                                                           R      01879M503            AERRX
AllianceBernstein Focused Growth and Income Fund, Inc.                                        R      01879K408            ADGRX
AllianceBernstien Global Health Care Fund, Inc.                                               R      01860D504            AHLRX
AllianceBernstein Global Research Growth Fund, Inc.                                           R      01860G507            ABZRX
AllainceBernstein Global Strategic Income Trust, Inc.                                         R      01859N505            AGSRX
AllianceBernstein Global Technology Fund, Inc.                                                R      018780601            ATERX
AllianceBernstein Growth and Income Fund, Inc.                                                R      018597609            CBBRX
AllianceBersntein High Yield Fund, Inc.                                                       R      01860E502            AHHRX
AllianceBernstein International Portfolio                                                     R      085568632            AILRX
AllianceBernstein Large Cap Growth Fund, Inc.                                                 R      01877C507            ABPRX
AllianceBernstein Mid-Cap Growth Fund, Inc.                                                   R      018636506            CHCRX
AllianceBersntein Multi-Market Strategy Trust, Inc.                                           R      01864D609            AMMRX
AllianceBernstein Real Estate Investment Fund, Inc.                                           R      01877G508            ARRRX
AllianceBernstein Short Duration Portfolio                                                    R      085568640            ADPRX
AllianceBernstein Trust
   -    AllianceBersntein Global Value Fund                                                   R      018912501            ABGRX
   -    AllianceBernstein International Value Fund                                            R      018913509            AIVRX
-        AllianceBernstein Small-Mid Cap Value Fund                                           R      018914507            ABSRX
-        AllianceBernstein Value Fund                                                         R      018915504            ABVRX
AllianceBernstein Utility Income Fund, Inc.                                                   R      018791509            AUIRX
AllianceBernstein Worldwide Privatization Fund, Inc.                                          R      01879X509            AWPRX
The AllianceBernstein Portfolios
-        AllianceBernstein Balanced Wealth Strategy                                           R      01877F518            ABWRX
-        AllianceBernstein Growth Fund                                                        R      01877F484            AGFRX
-        AllianceBernstein Wealth Appreciation Strategy                                       R      01877F526            AWARX
-        AllianceBernstein Wealth Preservation Strategy                                       R      01877F492            APPRX







                            Attachment A (continued)

                                      Fees

                     American United Life Insurance Company

     For the term of this Agreement, AGIS shall pay (or arrange for the payment of) the following amounts to American United Life Insurance Company (the "Company") with respect to the average daily net asset value of Account balances during each quarter in each Fund listed above:

     0.10% multiplied by the number of days in the current quarter/365 multiplied by the total average net asset value of Account balances in the Fund for the preceding quarter.

     The Company shall calculate the amount of each quarterly payment and shall deliver to AGIS a quarterly statement showing the calculation of the amount payable to the Company for the preceding quarter, along with such other supporting data as may be reasonably requested by AGIS.

                                  Attachment B

                             ADMINISTRATIVE SERVICES


     Pursuant to the  Agreement  to which this is  attached,  the Company  shall
perform  all  administrative   services  required  or  requested  by  any  Plan,
including, but not limited to, the following:

     1. Maintain separate records for each Participant under the Plan, which records shall reflect the shares purchased and redeemed and share balances of such Participants. AGIS will maintain a single master account with each Fund on behalf of the Plan and such account shall be in the name of the Company (or its nominee) or the trustee of the Plan (or its nominee) as the record owner of shares owned by the Plan.

     2. Disburse or credit to the Plan all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

     3. Prepare and transmit to the Plan and/or Participants, as required by law or the Plan, periodic statements showing the total number of shares owned by the Participants as of the statement closing date, purchases and redemptions of Fund shares by the Participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Plan.

     4. Transmit purchase and redemption orders to the Funds on behalf of the Plan in accordance with the procedures set forth in Section 3 to the Agreement.

     5. Distribute to the Plan and/or Participants, as appropriate, copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

     6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Plan.

                                  Attachment C

                     ALLIANCE INVOICE SUBMISSION INFORMATION


AGIS Invoice Contact Person:        Nicole Glazer *
Phone:                                      201-319-3445
Fax:                                        201-319-4490
Email:                                      nicole_glazer@acml.com


Mailing Address:                    Alliance Capital
                                            500 Plaza Dr  6th Fl
                                            Secaucus, NJ  07094

* AGIS may advise the Company of any change in the AGIS invoice contact person.


All invoice requests must include the following information:

o        Company Name
o        Contact Person
o        Payee and Mailing Address for check
o        Company Tax Identification Number
o        Administrative Service Fee Rate
o Average Assets, Average number of Participants, and Payment Calculation should be provided for each individual plan and should be broken out by fund
o        Total Average Assets
o        Total Average Participants
o        Total Payment Calculation


Such information shall be provided to AGIS substantially in the sample format attached hereto:













                            Attachment C (continued)


                              Sample Invoice Format



    Company Name
    Address

   Company Tax Identification Number

    Company Contact Person
    Phone Number

    Quarter

   Administrative Service Fee Rate

    -----------------------------------------------------------------------------------------------------------------
              Plan Name             Fund Name    Fund #    Mutual Fund       Average        Average      Quarterly
                                                            Account #      Participant     Quarterly      Amount
                                                                             Counts         Assets
    -----------------------------------------------------------------------------------------------------------------
                                                                         --------------------------------------------
  1
    ------------------------------                       ------------------------------------------------------------
                                  -----------------------                                ----------------------------
  2
    -----------------------------------------------------------------------------------------------------------------
                                  --------------                                         ----------------------------
  3
    -----------------------------------------------------------------------------------------------------------------
                                  --------------                                         ----------------------------
  4
    -----------------------------------------------------------------------------------------------------------------
                                  --------------                                         ----------------------------

    -----------------------------------------------------------------------------------------------------------------
    Total Average Assets                                                                         $0.00
    Total Average Participants                                                         0
    Amount Due                                                                                                 $0.00
    -----------------------------------------------------------------------------------------------------------------